UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2013

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B
Las Vegas, Nevada 89146
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into Material Definitive Agreement

On August 9, 2013 CannaVEST Corp. (the “Company”) entered into a Non-Exclusive License and Distribution Agreement (the “Agreement”) with HempMeds PX, LLC (“HempMeds”), which is effective as of July 1, 2013.  Hemp Meds is a wholly-owned subsidiary of Medical Marijuana, Inc., which owns, directly or indirectly, 2,486,667 shares of the Company’s common stock.  The Agreement grants HempMeds a non-exclusive, worldwide license and right to promote, market, sell, distribute and service the Company’s products.  In addition the Agreement grants HempMeds an exclusive license to distribute the Company’s products online through HempMeds’ websites.

The initial term of the Agreement is effective through June 30, 2016, and shall automatically renew for additional one-year periods unless terminated by either party upon 90 days prior notice of termination.

The Agreement sets forth the terms and conditions under which HempMeds will promote, market, sell, distribute and service the Company’s products including initial pricing for such services, which can be adjusted by the Company upon 30 days prior notice to HempMeds and the achievement of minimum purchase and sales quotas.  Under the terms of the Agreement, HempMeds will be invoiced monthly for goods shipped with payment due 15 days after the date of invoice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAVEST CORP.

Date: August 14, 2013	By:	/s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer